UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 541-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	MOTS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard

As previously disclosed on the Current Report on Form 8-K filed April 5, 2023, Motus GI Holdings, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (the “Staff”) indicating that the bid price of the Company’s common stock had failed to close above the minimum $1 requirement for the past 30 trading days in violation of Listing Rule 5550(a)(2) (the “Bid Price Rule”). The Company was provided 180 calendar days, or until September 27, 2023, to regain compliance with the Bid Price Rule.

On September 28, 2023, the Company was notified that because it had not regained compliance with the Bid Price Rule, the Nasdaq Hearing Panel (the “Hearings Panel”) will consider the matter in their decision regarding the Company’s continued listing on the Nasdaq Capital Market (“Nasdaq”), and that the Company should present its views with respect to this additional deficiency in writing no later than October 5, 2023.

The Company currently intends to submit an updated plan to the Hearings Panel by October 5, 2023 that outlines the steps the Company plans to take to promptly regain compliance with the Bid Price Rule. The Company intends to continue monitoring the closing price of its common stock and plans on implementing a reverse stock split, if necessary, of its outstanding securities to regain compliance with the Bid Price Rule, which was approved by the Company’s stockholders at its annual meeting held on September 21, 2023.

If the Company does not regain compliance within the allotted compliance period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would then be entitled to appeal that determination to the Hearings Panel. There can be no assurance that the Company will regain compliance with the Bid Price Rule.

Item 8.01 Other Events

As previously disclosed on the Current Reports on Form 8-K filed January 4, 2023, the Company received a letter from the Staff indicating that the Company was not in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq under Rule 5550(b)(1) (the “Equity Rule”). The Company was provided 180 calendar days, or until July 3, 2023, to regain compliance with the Equity Rule.

On July 6, 2023, the Company was notified that because it had not regained compliance with the Equity Rule, its securities would be delisted unless it requested a hearing. On July 13, 2023, the Company requested a hearing before the Hearings Panel for an extension to regain compliance, which was held on September 14, 2023.

On September 27, 2023, the Company received notice that the Hearings Panel granted the Company an extension to regain compliance with the Equity Rule until January 2, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTUS GI HOLDINGS, INC.

Dated: October 2, 2023	By:	/s/ Mark Pomeranz
	Name:	Mark Pomeranz
	Title:	Chief Executive Officer